                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                  LUBY'S, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

Luby's, Inc.

2211 Northeast Loop 410
San Antonio, Texas 78217-4673
210/654-9000
                                                             [LUBY'S, INC. LOGO]
Mailing Address:
P.O. Box 33069
San Antonio, Texas 78265-3069

December 6, 2001

Dear Shareholders:

     On behalf of our board of directors, we are pleased to invite you to attend the 2002 Annual Meeting of Shareholders of Luby's, Inc. to be held on Friday, January 11, 2002, at 9:00 a.m., at the DoubleTree Hotel, 37 Northeast Loop 410 at McCullough, San Antonio, Texas. All record holders of Luby's outstanding common shares at the close of business on November 14, 2001, are eligible to vote on matters brought before this meeting.

     At this year's meeting, you will have an opportunity to vote on the candidacy of two new directors and new terms proposed for four incumbent directors. The following meeting notice and proxy statement provide information you need regarding other matters to be voted on at the meeting, as well as information about the election of directors. Presentations will also be made to review with shareholders the progress toward returning the enterprise to profitability and plans for the future. There will be time allocated for us to address questions from the shareholders in attendance.

     We suggest that you review the following proxy statement carefully. Your vote is important, so be sure to vote your shares as soon as possible if you cannot attend the meeting. A return envelope for your proxy is enclosed.

     Thank you for your loyalty and support.


Sincerely,                                      Sincerely,
/s/ ROBERT T. HERRES                            /s/ CHRISTOPHER J. PAPPAS
Robert T. Herres                                Christopher J. Pappas
Chairman of the Board                           President and CEO

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Proxy Statement.............................................     1
Voting Procedures...........................................     1
Election of Directors (Item 1)..............................     2
Ownership of Equity Securities in the Company...............     4
Principal Shareholders......................................     6
Information Concerning Meetings, Committees of the Board,
  and Compensation of Directors.............................     7
Certain Relationships and Related Transactions..............     9
Section 16(a) Ownership Reporting Compliance................    10
Appointment of Auditors (Item 2)............................    10
Finance and Audit Committee Report..........................    11
Personnel and Administrative Policy Committee Report........    11
Executive Compensation......................................    15
Deferred Compensation.......................................    17
Stock Performance Graph.....................................    18
Shareholder Proposals for 2003 Annual Meeting...............    19
Director Nominations for 2003 Annual Meeting................    19
Proxy Solicitation..........................................    19
Appendix A -- Luby's, Inc. Finance and Audit Committee
  Charter...................................................   A-1

                             YOUR VOTE IS IMPORTANT
If you are a shareholder of record, you can vote your shares by following the instructions on your proxy card. Please complete, date, and sign your proxy card and return it as soon as possible in the enclosed envelope. If you hold your shares through a bank or broker, please see the voting instructions provided by them.

                                  LUBY'S, INC.
                            2211 NORTHEAST LOOP 410
                                P. O. BOX 33069
                         SAN ANTONIO, TEXAS 78265-3069

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                JANUARY 11, 2002

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Luby's, Inc., a Delaware corporation, will be held at the DoubleTree Hotel, 37 Northeast Loop 410 at McCullough, San Antonio, Texas, on Friday, January 11, 2002, at 9:00 a.m., Central time, for the following purposes:

     (1) To elect four directors to serve until the 2005 Annual Meeting of Shareholders, one director to serve until the 2004 Annual Meeting of Shareholders, and one director to serve until the 2003 Annual Meeting of Shareholders;

     (2) To approve the appointment of Ernst & Young LLP as independent auditors for the 2002 fiscal year; and

     (3) To act upon such other matters as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has determined that shareholders of record at the close of business on November 14, 2001, will be entitled to vote at the meeting.

     A complete list of shareholders entitled to vote at the meeting will be on file at the Company's corporate office at 2211 Northeast Loop 410, San Antonio, Texas, for a period of ten days prior to the meeting. During such time, the list will be open to the examination of any shareholder during ordinary business hours for any purpose germane to the meeting.

     Shareholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly. A return envelope is enclosed for that purpose.

By Order of the Board of Directors,

Drew R. Fuller, Jr.
Secretary

Dated: December 6, 2001

                                  LUBY'S INC.
                            2211 NORTHEAST LOOP 410
                                 P.O. BOX 33069
                         SAN ANTONIO, TEXAS 78265-3069

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement and the accompanying proxy are being provided to shareholders in connection with the solicitation of proxies by the Board of Directors of Luby's, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Friday, January 11, 2002, or at any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about December 6, 2001.

                               VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

     Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.

SHARES OUTSTANDING, VOTING RIGHTS, AND QUORUM

     Only holders of record of common stock of the Company at the close of business on November 14, 2001, will be entitled to vote at the meeting or at adjournments or postponements thereof. There were 22,422,943 shares of common stock outstanding on the record date, exclusive of 4,980,124 treasury shares. Each share of common stock outstanding is entitled to one vote. The presence in person or by proxy of the holders of a majority of the shares of common stock outstanding will constitute a quorum at the meeting.

METHODS OF VOTING

     - All shareholders may vote by mail, via the Internet, or by telephone.

     - If you hold your shares through a bank or broker, you can vote via the Internet or by telephone if your bank or broker offers these options. Please see the voting instructions provided by your bank or broker for use in instructing your bank or broker how to vote.

     - All shareholders may vote in person at the meeting unless their shares are held through a bank or broker, in which case they must also hold a legal proxy from the bank or broker.

     Please see your proxy card for specific voting instructions. If your proxy card is signed and returned without specifying choices, the shares represented will be voted as recommended by the Board.

REVOKING YOUR PROXY

     Whether you vote by mail, the Internet, or by telephone, or if available through your bank or broker by telephone or via the Internet, you may later revoke your proxy by:

     - Delivering a written statement to that effect to the Secretary of the Company prior to the date of the Annual Meeting;

     - Submitting a properly signed proxy with a later date;

     - If available through your bank or broker, voting by telephone or via the Internet at a later time; or

     - Voting in person at the Annual Meeting (except for shares held through a bank or broker for which you do not have a legal proxy).

VOTE REQUIRED

     The vote of a plurality of the votes cast at the Annual Meeting is required for election as a director. Approval of the appointment of auditors requires the affirmative vote of a majority of the shares present or represented at the meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the meeting. Abstentions and broker nonvotes will not be included in determining the number of votes cast on any matter.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the appointment of Ernst & Young LLP as independent auditors for the 2002 fiscal year.

OTHER BUSINESS

     The Board knows of only one other matter which may be presented for shareholder action at the meeting. The Harold J. Mathis, Jr. Family Limited Partnership has notified the Company that it intends to present a resolution from the floor for shareholder action requesting that the Company "delete all requirements for more than a 51%-majority vote." If presented, the Board recommends a vote against approval of such resolution. The persons named as proxies in the accompanying proxy card intend to vote the shares represented by them against such proposal if presented.

     If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

CONFIDENTIAL VOTING POLICY

     It is the Company's policy that any proxy, ballot, or other voting material that identifies the particular vote of a shareholder and contains the shareholder's request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. The Company may be informed whether or not a particular shareholder has voted and will have access to any comment written on a proxy, ballot, or other material and to the identity of the commenting shareholder. Under the policy, the inspectors of election at any shareholder meeting will be independent parties unaffiliated with the Company.

                         ELECTION OF DIRECTORS (ITEM 1)

     The shareholders elect approximately one-third of the members of the Board of Directors annually. The Board is divided into three classes, as nearly equal in number as possible, with the members of each class serving three-year terms. The Board is currently comprised of 11 members. The Board has increased the total number of directors to 12, effective as of January 11, 2002, with four directors in each of the classes whose terms will expire in 2003, 2004, and 2005.

     The terms of Judith B. Craven, David B. Daviss, Arthur R. Emerson, Christopher J. Pappas, and Harris J. Pappas will expire at the 2002 Annual Meeting. Mr. Daviss has decided not to stand for reelection. Harris J. Pappas and Christopher J. Pappas were elected in March 2001 to serve until the 2002 Annual Meeting.

     The persons who have been nominated by the Board for election as directors to serve until the 2005 Annual Meeting of Shareholders and until their successors are duly elected and qualified are Judith B. Craven, Arthur R. Emerson, Frank Markantonis, and Gasper Mir, III. The Board of Directors recommends a vote FOR all such nominees.

     The Board has nominated Harris J. Pappas to serve until the 2003 Annual Meeting and Christopher J. Pappas to serve until the 2004 Annual Meeting, and in each case until their respective successors are duly elected and qualified. Pursuant to the terms of the Purchase Agreement dated March 9, 2001, entered into by and among the Company, Christopher J. Pappas and Harris J. Pappas, the Company agreed to submit three persons designated by Christopher J. Pappas and Harris J. Pappas as nominees for election as directors. Messrs. Pappas have designated themselves and Frank Markantonis as their nominees for directors. Christopher J. Pappas and Harris J. Pappas are brothers. Mr. Markantonis' principal client is Pappas Restaurants, Inc., an entity controlled by Harris J. Pappas and Christopher J. Pappas. The Board of Directors recommends a vote FOR all such nominees.

     Such nominees have indicated a willingness to serve as directors, but should any of them decline or be unable to serve, proxies may be voted for another person nominated as a substitute by the Board.

     The following information is furnished with respect to each of the nominees and for each of the directors whose terms will continue after the Annual Meeting. Such information includes all positions with the Company and principal occupations during the last five years.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2005

     JUDITH B. CRAVEN is a retired physician administrator. She was President of United Way of the Texas Gulf Coast (1992-1998). She is 56 and has been a director of the Company since 1998. She is a member of the Personnel and Administrative Policy Committee. She is a director of A.H. Belo Corporation, Compaq Computer Corp., Sysco Corporation, and Valic Corp., and serves on the Board of Regents of the University of Texas at Austin.

     ARTHUR R. EMERSON is Chairman/CEO of Groves Rojas Emerson, an advertising and public relations firm (since June 2000). Prior thereto he was Vice President and General Manager of the Texas Stations of the Telemundo television network. He is 57 and has been a director of the Company since 1998. He is a member of the Finance and Audit Committee. He is a director of USAA Federal Savings Bank.

     FRANK MARKANTONIS is an attorney licensed to practice in Texas since 1973. He has worked extensively in the real estate and corporate areas for over 25 years. He is a member of the State Bar of Texas and the District of Columbia Bar. His principal client is Pappas Restaurants, Inc. He is 53 years old.

     GASPER MIR, III is president and founder of the public accounting and professional services firm Mir-Fox & Rodriguez, P.C. (since 1988). He is 55. He is a director of the Memorial Hermann Hospital System, Sam Houston Council of Boy Scouts, the American Leadership Foundation, the Houston Hispanic Chamber of Commerce, the Advisory Board of the University of Houston, Downtown School of Business, and the Houston Region Board of Directors of JP Morgan Chase Bank of Texas.

NOMINEE FOR ELECTION TO TERM EXPIRING IN 2004

     CHRISTOPHER J. PAPPAS is President and Chief Executive Officer of the Company (since March 7, 2001). He is also chief executive officer of Pappas Restaurants, Inc. He is 54 and has been a director of the Company since March 2001. He is a director of the Greater Houston Partnership Board, the Children's Assessment Center Board, the Sam Houston Council of Boy Scouts of America Board, the Southwest Bank of Texas Advisory Board, and the University of Houston Conrad Hilton School of Hotel and Restaurant Management Dean's Advisory Board. He is a member of the Governance Committee and the Executive Committee.

NOMINEE FOR ELECTION TO TERM EXPIRING IN 2003

     HARRIS J. PAPPAS is Chief Operating Officer of the Company (since March 7,
2001). He is 57 and has been a director of the Company since March 2001. He is also President of Pappas Restaurants, Inc. He is a director of Oceaneering International, Inc., Memorial Hermann Healthcare System, Schreiner's College, and the YMCA of Greater Houston, and an advisory board member of Frost National Bank-Houston. He is a member of the Executive Committee and the Personnel and Administrative Policy Committee.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2004

     RONALD K. CALGAARD is an officer and director of Austin Calvert & Flavin, Inc. He is President Emeritus of Trinity University, where he served as President and Professor of Economics from 1979 to 1999. He is 64 and has been a director of the Company since 1998. He is Vice Chairman of the Board, Chairman of the Finance and Audit Committee, and a member of the Executive Committee and the Governance Committee. He is a director of Austin Calvert & Flavin, Inc., Valero Energy Corporation, and The Trust Company, N.A.

     ROGER R. HEMMINGHAUS is Chairman Emeritus of Ultramar Diamond Shamrock Corporation (since January 2000). He was Chairman of the Board and a director of Ultramar Diamond Shamrock Corporation prior to 2000, where he also served as Chief Executive Officer until 1999 and as President until 1996. He is 65 and has been a director of the Company since 1989. He is Chairman of the Personnel and Administrative Policy Committee and a member of the Executive Committee and the Governance Committee. He is a director of Billserv, Inc., Tandy Brand Accessories Corp., CTS Corporation, Excel Energy, Inc., and Southwest Research Institute.

     JIM W. WOLIVER is a retired former officer of the Company. He was Senior Vice President-Operations from 1995 to 1997 and Vice President-Operations from 1984 to 1995. He is 64 and has been a director of the Company since January 2001. He is a member of the Personnel and Administrative Policy Committee.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2003

     ROBERT T. HERRES has been Chairman of USAA (insurance and financial services) since 1993. He was Chief Executive Officer of USAA from 1992 to 2000. He is 69 and has been a director of the Company since 2000. He is Chairman of the Board, and Chairman of the Executive Committee and the Governance Committee. He is a retired General (USAF) and was formerly Vice Chairman of the Joint Chiefs of Staff. He is a director of Logistics Management, Inc.

     WALTER J. SALMON is Emeritus Professor, Harvard Graduate School of Business Administration (since 1996). Prior thereto he was Stanley Roth, Sr. Professor of Retailing, Harvard Graduate School of Business Administration. He is 71 and has been a director of the Company since 1979. He is a member of the Finance and Audit Committee. He is a director of Circuit City Stores, Inc., Cole National Corporation, The Neiman Marcus Group, Harrah's Entertainment, Inc., Petsmart, Inc., The Quaker Oats Company, and Tufts Associated Health Plans, Inc. Under the Company's Corporate Governance Guidelines, Dr. Salmon was required to tender his resignation as a director upon reaching age 70. His resignation was tendered, but the Board declined to accept it and requested that he serve the remainder of his elected term.

     JOANNE WINIK is President, General Manager, and a director of KLRN-TV, San Antonio's Pubic Broadcasting Service affiliate. She is 61 and has been a director of the Company since 1993. She is a member of the Personnel and Administrative Policy Committee. She is a director of PBS (Public Broadcasting System).

                 OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

     According to information furnished by the persons concerned, each director, each nominee for director, the most highly compensated individuals who made in excess of one hundred thousand dollars and who served as executive officers during the last fiscal year, all individuals serving as the Company's Chief Executive Officer during the last fiscal year, and all directors and executive officers of the Company as a group, owned beneficially the number and percentage of outstanding shares of common stock of the Company as of November 14, 2001, set forth in the table below. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote or transfer and stock options that are exercisable currently or within 60 days. Directors also have interests in stock-based units under the Phantom Stock Plan. Although these units may not be voted or transferred, we have included them in the table below as they represent part of the total economic interest of the directors' equity securities of the Company.

                                                                 SHARES      PERCENT OF
                                                              BENEFICIALLY     COMMON
NAME (1)                                                         OWNED         STOCK
--------                                                      ------------   ----------
Ronald K. Calgaard(2).......................................      11,961        0.05%
Judith B. Craven(3).........................................      10,079        0.04%
Alan M. Davis(4)............................................      49,080        0.21%
David B. Daviss(5)..........................................      17,995        0.08%
Arthur R. Emerson(6)........................................      11,989        0.05%
Clyde C. Hays III(7)........................................      86,748        0.37%
Roger R. Hemminghaus(8).....................................      33,711        0.15%
Robert T. Herres(9).........................................      13,866        0.06%
Frank Markantonis(10).......................................         100          --
Gasper Mir, III.............................................          --          --
Christopher J. Pappas(11)...................................     951,900        4.05%
Harris J. Pappas(12)........................................     951,900        4.05%
Barry J.C. Parker(13).......................................      27,224        0.12%
Ernest Pekmezaris...........................................          --          --
Walter J. Salmon(14)........................................      16,119        0.07%
Joanne Winik (15)...........................................      19,028        0.08%
Jim W. Woliver(16)..........................................      24,416        0.11%
S. Darrell Wood(17).........................................      39,520        0.17%
All directors and executive officers of the Company, as a
  group (18 persons)(18)....................................   2,265,636        9.44%

---------------

 (1) Except as indicated in these notes, each person in the table owns directly the number of shares indicated and has the sole power to vote and to dispose of such shares. Shares of phantom stock held by nonemployee directors cannot be voted or disposed of until the phantom stock is converted into common stock when the holder ceases to be a director.

 (2) The shares shown for Dr. Calgaard include 4,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 7,961 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

 (3) The shares shown for Dr. Craven are held for her benefit in a custodial account. The shares shown include 4,000 shares which she has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 4,579 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

 (4) Mr. Davis served as Senior Vice President-Development through July 2001. The shares shown for Mr. Davis are held for his benefit in a custodial account. The shares shown include 43,290 shares which he as the right to acquire within 60 days under the Company's stock option plans.

 (5) The shares shown for Mr. Daviss are held for his benefit in custodial accounts. The shares shown include 6,666 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 4,000 shares which he has the right to acquire under the Company's Incentive Stock Plan.

 (6) The shares shown for Mr. Emerson include 3,237 shares held jointly with his wife in a custodial account. The shares shown include 4,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 4,752 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

 (7) Mr. Hays served as Senior Vice President-Operations through March 2001. The shares shown for Mr. Hays include 16,118 shares held in custodial accounts and 69,350 shares which he as the right to acquire within 60 days under the Company's stock option plans.

 (8) The shares shown for Mr. Hemminghaus are held for his benefit in a custodial account. The shares shown include 10,666 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 8,745 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

 (9) The shares shown for Gen. Herres include 6,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 6,080 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

(10) The shares shown for Mr. Markantonis are held for his benefit in a custodial account.

(11) The shares shown for Mr. Christopher Pappas include 280,000 shares which he has the right to acquire within 60 days pursuant to stock options granted in connection with his employment by the Company.

(12) The shares shown for Mr. Harris Pappas include 280,000 shares which he has the right to acquire within 60 days pursuant to stock options granted in connection with his employment by the Company.

(13) Mr. Parker served as Chief Executive Officer of the Company through September 25, 2001. The shares shown for Mr. Parker are held for his benefit in a custodial account.

(14) The shares shown for Dr. Salmon are held for his benefit in an individual retirement account. The shares shown include 7,333 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 4,351 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

(15) The shares shown for Ms. Winik are held for her benefit in custodial accounts. The shares shown include 7,333 shares which she has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan and 7,612 shares of phantom stock held under the Nonemployee Director Phantom Stock Plan.

(16) The shares shown for Mr. Woliver are held for his benefit in a custodial account. The shares shown include 4,000 shares which he has the right to acquire within 60 days under the Nonemployee Director Stock Option Plan.

(17) The shares shown for Mr. Wood include 35,501 shares which he as the right to acquire within 60 days under the Company's stock option plans.

(18) The shares shown for all directors and executive officers as a group include 766,139 shares which they have the right to acquire within 60 days under the Company's benefit plans and 44,080 of phantom stock held under the Nonemployee Director Phantom Stock Plan.

                             PRINCIPAL SHAREHOLDERS

     To the knowledge of the Company, no person owned beneficially as of September 30, 2001, more than five percent of the outstanding common stock of the Company, except as follows:

                                                                 SHARES      PERCENT OF
                                                              BENEFICIALLY     COMMON
NAME                                                             OWNED         STOCK
----                                                          ------------   ----------
Dimensional Fund Advisors Inc.(1)...........................   1,563,000        6.97%

---------------

(1) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 1,563,000 shares of Luby's, Inc. stock as of September 30, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities. The foregoing is based upon information furnished by Dimensional Fund Advisors Inc.

           INFORMATION CONCERNING MEETINGS, COMMITTEES OF THE BOARD,
                         AND COMPENSATION OF DIRECTORS

     The Board of Directors held four regular meetings and seven special meetings during the fiscal year ended August 31, 2001. Each director attended more than 75% of the aggregate of all meetings of the Board and the committees of the Board on which he or she served during the last fiscal year.

     The Board currently has the following committees: Finance and Audit, Governance, Personnel and Administrative Policy, and Executive. The Finance and Audit Committee and the Personnel and Administrative Policy Committee meet prior to each regularly scheduled meeting of the Board; otherwise, all committees meet as necessary to fulfill their responsibilities. The committees have been directed by the Board to consider matters within their respective areas of responsibility and to make recommendations to the full Board for action on these matters. Only the Executive Committee is empowered to act on behalf of the Board, and the specific powers of that committee may only be exercised in extraordinary circumstances. Membership and principal responsibilities of the Board committees are described below.

FINANCE AND AUDIT COMMITTEE

              The members of the Finance and Audit Committee are:

                           Ronald K. Calgaard (Chair)
                         Walter J. Salmon (Vice Chair)
                                David B. Daviss
                               Arthur R. Emerson

     The Finance and Audit Committee and its predecessor, the Audit Committee, met seven times during the last fiscal year. All members of the Finance and Audit Committee are independent as that term is defined in Section 303.01 of the listing standards of the New York Stock Exchange, except David B. Daviss. Mr. Daviss is not deemed to be independent under those standards because he served as an employee of the Company during the preceding three-year period. Mr. Daviss is a certified public accountant, has extensive experience as a chief operating officer of a public company, and is familiar with the types of issues important to finance and audit committees. Mr. Daviss previously served as Chairman of the Board and Chairman of the Audit Committee and was a member of the Audit Committee from 1984 to 1997. Mr. Daviss' understanding of financial and accounting issues makes him among the most qualified members of the Board to serve on the Finance and Audit Committee.

     The primary functions of the Finance and Audit Committee are to monitor and evaluate corporate financial plans and performance and to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors. At each meeting, Committee members have the opportunity to meet privately with representatives of the Company's independent auditors and with the Company's Director of Internal Audit. The Board of Directors has adopted a written charter for the Finance and Audit Committee. A copy of the Finance and Audit Committee Charter, as amended effective July 26, 2001, is attached to this proxy statement as Appendix A.

GOVERNANCE COMMITTEE

                  The members of the Governance Committee are:

                            Robert T. Herres (Chair)
                        Ronald K. Calgaard (Vice Chair)
                              Roger R. Hemminghaus
                             Christopher J. Pappas

     The Governance Committee and its predecessor, the Corporate Governance Committee, met once during the last fiscal year. The primary functions of this Committee are (1) to maintain oversight of the development, performance, evaluation, and compensation of the Board; (2) to seek and recommend candidates to fill vacancies on the Board; and (3) to prepare and recommend for Board action compensation for the chief executive officer and chief operating officer. The Governance Committee of the Board of Directors will consider qualified nominees for director recommended by shareholders. Recommendations should be submitted in writing to the attention of the Secretary, Luby's, Inc., 2211 Northeast Loop 410, P.O. Box 33069, San Antonio, Texas 78265-3069.

PERSONNEL AND ADMINISTRATIVE POLICY COMMITTEE

     The members of the Personnel and Administrative Policy Committee are:

                          Roger R. Hemminghaus (Chair)
                         Judith B. Craven (Vice Chair)
                                Harris J. Pappas
                                  Joanne Winik
                                 Jim W. Woliver

     The Personnel and Administrative Policy Committee, and its predecessor, the Compensation Committee, met six times during the last fiscal year. The primary functions of the Personnel and Administrative Policy Committee are to monitor and evaluate the policies and practices of (1) human resource management and administration; (2) management development; (3) compensation and incentive policies (other than Board and CEO/COO compensation); (4) retirement/savings and investment plan administration; (5) employee, marketing, and public relations strategies; (6) safety and security policies; and (7) shareholder relations and communications on matters other than financial reporting.

     The persons who served as members of the Personnel and Administrative Policy Committee and its predecessor, the Compensation Committee, during the 2001 fiscal year were Ronald K. Calgaard, Judith B. Craven, Roger R. Hemminghaus, Robert T. Herres, Joanne Winik, Jim W. Woliver, and Harris J. Pappas, none of whom is an officer or employee, or a former officer or employee of the Company, except Messrs. Woliver and Pappas. Mr. Woliver retired as an officer and employee of the Company in 1997, and Mr. Pappas is currently Chief Operating Officer.

THE EXECUTIVE COMMITTEE

                  The members of the Executive Committee are:

                            Robert T. Herres (Chair)
                             Christopher J. Pappas
                                Harris J. Pappas
                               Ronald K. Calgaard
                              Roger R. Hemminghaus

     The Executive Committee met five times during the last fiscal year. The primary functions of this Committee are (1) to facilitate action by the Board between meetings of the Board; (2) to evaluate the effectiveness of the Board;
(3) to ensure that the Board conducts itself ethically and in accordance with the law, and that it properly exercises its fiduciary and other responsibilities owed to shareholders.

COMPENSATION OF DIRECTORS

     Each nonemployee director other than the Chairman of the Board is paid an annual retainer of $20,000 plus a meeting fee of $1,500 per day for each meeting of the Board of Directors which he or she attends and a meeting fee of $1,000 per day for each meeting of any Board committee which he or she attends (except that the meeting fee for the chair of the committee is $1,200 per day). The Chairman of the Board is currently paid an annual retainer of $40,000.

     Under the Company's Nonemployee Director Stock Option Plan, as amended and restated (the "Option Plan"), nonemployee directors are periodically granted nonqualified options to purchase shares of the Company's common stock at an option price equal to 100% of fair market value on the date of grant. Each option terminates upon the expiration of ten years from the date of grant or one year after the optionee ceases to be a director, whichever first occurs. An option may not be exercised prior to the expiration of one year from the date of grant, subject to certain exceptions specified in the Option Plan.

     Pursuant to the provisions of the Option Plan, options were granted on January 12, 2001, to Ronald K. Calgaard, Judith B. Craven, Arthur R. Emerson, Roger R. Hemminghaus, Robert T. Herres, Walter J. Salmon, and Joanne Winik for 2,000 shares each, and to Jim W. Woliver for 4,000 shares, at an option price of $6.00 per share.

     Under the Company's Nonemployee Director Phantom Stock Plan, as amended and restated (the "Phantom Stock Plan"), nonemployee directors are required and encouraged to defer their director retainer and meeting fees into a phantom share account which is credited with dollar amounts in the form of phantom shares priced at current market value of the Company's common stock. Nonemployee directors are required to defer at least 50% of their director retainer fees until they own at least $100,000 of the Company's common stock based on its average closing price over the preceding 365-day period. In addition, nonemployee directors are encouraged to defer the balance of their director retainer fees and their meeting fees into their respective phantom share accounts by providing an additional credit to their account of 25% of any amounts voluntarily deferred. The phantom share accounts are also credited with dollar amounts equal to dividends, if any, paid on the common stock. When a participant ceases to be a director, the number of phantom shares in his or her account is converted into an equal number of shares of the Company's common stock.

     The Company's Corporate Governance Guidelines have consistently required deferral of director retainer fees until the $100,000 minimum market value threshold is met. The Board amended the Phantom Stock Plan effective September 28, 2001, to provide the incentive to voluntarily defer additional amounts as described above. The Board believes that the deferral of payment of cash compensation, which would otherwise be payable to nonemployee directors, into the Phantom Stock Plan is beneficial to the Company because it defers cash expenditures by the Company and encourages directors to invest in the Company, thereby more closely aligning the interests of the nonemployee directors with the interests of the nondirector shareholders.

     The Company's Nonemployee Director Deferred Compensation Plan permits nonemployee directors to defer all or a portion of their directors' fees in accordance with applicable regulations under the Internal Revenue Code. Deferred amounts bear interest at the average interest rate of U.S. Treasury ten-year obligations. The Company's obligation to pay deferred amounts is unfunded and is payable from general assets of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company obtains certain services from entities owned and controlled by Christopher J. Pappas, President and Chief Executive Officer of the Company, and Harris J. Pappas, Chief Operating Officer of the Company, pursuant to the terms of an Affiliate Services Agreement dated to be effective August 28, 2001. The types of services provided to the Company by these entities are financial and accounting services, the provision of office and warehouse space, architectural and construction services, and other services necessary for the operation of the Company. The services provided, and the fees paid by the Company for such services, are reviewed quarterly by the Finance and Audit Committee of the Board, which is composed entirely of nonemployee directors. The amount paid by the Company pursuant to the Affiliate Services Agreement to entities owned or controlled by Christopher J. Pappas and Harris J. Pappas during the last fiscal year was $271,000. Subsequent to August 31, 2001, and through November 14, 2001, the Company incurred costs from such entities in the amount of $359,000. The Company anticipates payments to such entities during the current fiscal year will not exceed $960,000. In the opinion of such committee, the fees paid by the Company for such services are at or below the level which the Company would pay for comparable services (if available) from a party unaffiliated with the Company.

     In addition to the amounts paid to Christopher J. Pappas and Harris J. Pappas under the terms of the Affiliate Services Agreement, the Company paid rent to PHCG investments for real property in Dallas, Texas pursuant to the terms of a Ground Lease dated March 25, 1994. Christopher J. Pappas and Harris
J. Pappas are general partners of PHCG Investments. The amount paid by the Company to PHCG Investments pursuant to the terms of said lease agreement during the last fiscal year was $80,000. The Company anticipates payments to PHCG Investments under the terms of said lease agreement during the current fiscal year will be $91,667.

     The Company entered into a Purchase Agreement with Christopher J. Pappas and Harris J. Pappas on March 9, 2001 (the "Purchase Agreement"). Pursuant to the terms of the Purchase Agreement, Messrs. Pappas became obligated to purchase subordinated convertible promissory notes from the Company in the aggregate amount of $10 million upon satisfaction of certain conditions specified in the Purchase Agreement. Messrs. Pappas each purchased two notes dated June 29, 2001, from the Company in the face amounts of $1.5 million and $3.5 million each, resulting in the receipt of $10 million in proceeds by the Company. The notes are unsecured, and the rights of Messrs. Pappas to receive payments under the notes are subordinate to the rights of the Company's senior secured creditors. The notes bear interest at a variable rate of interest equal to LIBOR plus two percent. Interest is due quarterly on June 1, September 1, December 1, and March 1, and the principal is due on March 1, 2011. Exclusive of any accrued interest that may also be converted, the notes are convertible into the Company's common stock at $5.00 per share, or 2,000,000 shares, at the election of the holders at any time after January 2, 2003, and prior to the stated redemption date of March 1, 2011, or at any time that the Company tenders prepayment of such amount. Through June 1, 2003, the Company has the right to pay the interest due under the notes in cash or shares of common stock. The Company has the right to prepay the notes at any time without the payment of any premium or penalty.

                  SECTION 16(a) OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange, and to provide copies of such reports to the Company. Based upon the Company's review of copies of such reports received by the Company and written representation of its directors and executive officers, the Company believes that during the year ended August 31, 2001, all Section 16(a) filing requirements were satisfied.

                        APPOINTMENT OF AUDITORS (ITEM 2)

     The Board of Directors of the Company has appointed the firm of Ernst & Young LLP to audit the accounts of the Company for the 2002 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Approval of the appointment of auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express or withhold their approval of the appointment. If shareholder approval should be withheld, the Board would consider an alternative appointment for the succeeding fiscal year. The affirmative vote of a majority of the shares present at the meeting in person and by proxy is required for approval. The Board recommends that the shareholders vote FOR approval of the appointment of Ernst & Young LLP.

                       FINANCE AND AUDIT COMMITTEE REPORT

     The primary responsibility of the Finance and Audit Committee and of its predecessor, the Audit Committee, is to oversee the financial reporting process on behalf of the Board of Directors (the "Board") and report the results of its activities to the Board. Management is responsible for preparing the financial statements, and the independent auditor is responsible for auditing those financial statements.

     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the independent auditors, including their judgment about the quality and appropriateness of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Committee discussed any matter required to be communicated under generally accepted auditing standards. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and management, including matters in the written disclosures provided by the independent auditors to the Audit Committee as required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees). The Committee also considered the compatibility of nonaudit services with the independent auditors' independence.

     The Committee discussed with the Company's internal auditors and independent auditors the overall scope and plans for their respective audits. The Committee met separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, including the integrity, adequacy, and effectiveness of the accounting and financial reporting processes and controls.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 31, 2001, for filing with the Securities and Exchange Commission. Based upon the recommendation of the Committee, the Board has appointed Ernst & Young LLP as the Company's independent auditors for the 2002 fiscal year.

     Aggregate fees and costs billed to the Company by Ernst &Young LLP, the Company's principal accountant and its affiliate Ernst & Young Capital Advisors, LLP, for the fiscal year ended August 31, 2001, were as follows for the referenced services:

          Audit Fees: $118,000 for professional services rendered for the audit of the Company's financial statements for the fiscal year ended August 31, 2001, and for reviewing the financial statements included in the Company's quarterly reports on Forms 10-Q for the fiscal year ended August 31, 2001.

          All Other Fees: $296,000 for all services rendered other than audit and financial information systems design and implementation services.

          Financial Information Systems Design and Implementation Fees: Ernst & Young LLP did not provide any professional services described in Paragraph
     (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation).

                           Members of the Committee:

                          Ronald K. Calgaard, Chairman
                                David B. Daviss
                               Arthur R. Emerson
                                Walter J. Salmon

              PERSONNEL AND ADMINISTRATIVE POLICY COMMITTEE REPORT

     The Personnel and Administrative Policy Committee of the Board and its predecessor, the Compensation Committee, presents the following report on executive compensation. The report describes the Company's executive compensation programs and the bases on which the Committee made recommendations for compensation decisions for fiscal 2001 with respect to the Company's executive officers, including those named in the compensation tables.

COMPENSATION OBJECTIVES

     The Committee conducts an annual review of the Company's executive compensation program. The objectives of the executive compensation program include the following:

     - To offer fair and competitive base salaries consistent with the Company's position in the foodservice industry;

     - To reward executives for corporate and individual performance through an annual incentive bonus program;

     - To encourage future performance through the use of long-term incentives such as stock options; and

     - To encourage executives to acquire and retain ownership of the Company's common stock.

     The Company's executive compensation program is designed to enable the Company to attract, retain, and motivate the highest quality of management talent. To achieve that objective, the Committee has developed a compensation program which combines annual base salaries with annual and long-term incentives tied to corporate performance and increases in shareholder value.

ANNUAL BASE SALARIES

     The Committee annually establishes the base salaries to be paid to the Company's executive officers, except the Chief Executive Officer and the Chief Operating Officer, during the coming year, subject to approval by the Board of Directors. In setting base salaries, the Committee takes into account several factors, including the executive's experience, responsibilities, management abilities, and job performance, as well as performance of the Company as a whole and competitive compensation data.

ANNUAL INCENTIVE BONUSES

     Previously, the Company utilized the Company's Annual Incentive Bonus Plan for executive officers and other key personnel to link annual cash incentive payments to the attainment of predetermined earnings per share goals and strategic objectives established by the Committee and approved by the Board of Directors. Previously, eligible executives were assigned threshold, target, and maximum bonus levels as a percentage of base salary, based upon the executive's responsibility level, achievement of earnings per share targets, and the degree of achievement of specific strategic objectives. Based upon the recommendations of the Committee, the Board of Directors on October 26, 2000, adopted an Executive Bonus Plan for Fiscal 2001, in which the executive officers were eligible to participate. Such plan was similar to the plan for fiscal 2000 described above. However, on January 12, 2001, based upon the recommendation of the Committee, the plan was abandoned for fiscal 2001. No bonus plans for executive officers or other key personnel are currently in effect.

STOCK OPTIONS

     The Committee normally grants incentive stock options annually to eligible executive officers and other key employees. The options, which are granted at 100% of market price on the date of grant, are usually for six-year terms. The number of option shares granted each year is normally determined by a formula based upon the executive's responsibility level and base salary. The number of option shares granted will vary based upon position level, with the more senior officers receiving larger grants. The number of option shares held by an executive is not considered in determining stock option awards.

STOCK PURCHASE LOANS

     During January and February 1999, pursuant to Luby's Incentive Stock Plan, the Company guaranteed loans by an institutional lender to several officers, including the Company's president and five senior vice presidents, for the purpose of purchasing shares of the Company's common stock. The Named Officers obtaining such loans, the number of shares purchased by each, and the amount of each loan are: Alan M. Davis -- 5,790 shares for $87,500, Clyde C. Hays III -- 6,600 shares for $100,000, S. Darrell Wood -- 4,000 shares for $60,000, and Barry J.C. Parker -- 12,000 shares for $180,000. The amount outstanding on each such loan, respectively, as of November 14, 2001, was $87,500, $100,000, $60,000, and $180,000.

STOCK OWNERSHIP GUIDELINES

     The Board of Directors has adopted guidelines for ownership of the Company's common stock by executives and directors. The guidelines provide that each person in the following categories is expected to attain the indicated level of stock ownership within five years of election to the specified director or officer position:

          (a) Chief Executive Officer -- shares having a value equal to four times annual base salary;

          (b) President and Senior Vice President -- shares having a value equal to two times annual base salary;

          (c) Vice President -- shares having a value equal to annual base salary; and

          (d) Nonemployee Director -- shares having a market value of at least $100,000. Phantom stock is considered common stock for purposes of the guidelines. Until a nonemployee director attains the minimum level of stock ownership, he or she is obligated to defer annually at least 50% of annual retainer fees in the form of phantom stock.

CHANGE IN CONTROL AGREEMENTS

     Based upon recommendations of the Compensation Committee, the Company entered into Change in Control Agreements with all of its senior vice presidents in 1999. The only senior vice president still employed by the Company and with whom the Company entered into such an agreement is S. Darrell Wood. The agreements provide for benefits to become effective if a change in control of the Company (as defined therein) occurs and if, within 24 months thereafter, there is involuntary termination of employment unrelated to gross negligence, malfeasance or incompetence, or there is voluntary termination of employment for good reason (as defined therein). Benefits payable under such circumstances include (i) lump sum severance payments equal to two times annual base pay; (ii) lump sum severance payments equal to two times for the average of the short-term incentive bonuses for the prior fiscal year and the target for the year of termination; (iii) continuation of health and welfare benefits for 24 months;
(iv) immediate vesting of all stock options; and (v) other benefits described in the agreements, copies of which are on file with the Securities and Exchange Commission.

     The employment agreements of Christopher J. Pappas and Harris J. Pappas each provide that the employee will be entitled to receive all of his compensation and benefits under the contract until March 31, 2004, if his employment is terminated by the Company without cause (as therein defined) or if he terminates his employment for good reason (as therein defined).

SALARY CONTINUATION AGREEMENTS

     On January 24, 2001, the Company entered into separate contracts with each of Alan M. Davis, Paula Gold-Williams, and S. Darrell Wood which provide that if his or her employment is terminated by the Company without good cause (as therein defined) or by the employee for good reason (as therein defined) prior to December 31, 2001, the Company will continue to pay the employee's monthly salary until the later of January 31, 2002, or 12 months after termination.

DEFERRED COMPENSATION PLAN

     Based upon the recommendation of the Committee, the Board of Directors adopted a Deferred Compensation Plan for all highly compensated employees, including the president and all senior vice presidents. The plan, which became effective June 1, 1999, permits highly compensated employees to defer a portion of their annual compensation into unfunded accounts with the Company. The deferrals mirror the results of a phantom investment portfolio theoretically (but not actually) invested in funds selected by each participant, including a Luby's, Inc. stock fund. A participant's account balance will be paid in cash upon death, termination of employment, change in control of the Company, disability, or retirement. Under certain circumstances, the Plan allows for in-service withdrawals.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Barry J.C. Parker was elected President and Chief Executive Officer on October 1, 1997, at which time he entered into a three-year employment contract with the Company providing for a base salary of $360,000 per year. Based upon his performance, the Committee recommended, and the Board of Directors approved, an increase in Mr. Parker's base salary to $390,000 per year, effective as of March 1, 1999, and to $405,000 per year, effective as of November 1, 1999. On July 19, 2000, the Board approved a renewal of Mr. Parker's employment contract for one year commencing October 1, 2000. The contract, as amended, provided that Mr. Parker was entitled to receive all of his compensation and benefits for a period of one year if his employment was terminated during the term by the Company without cause (as therein defined) or if he terminates his employment during the term for good reason (as therein defined). Mr. Parker resigned as President and Chief Executive Officer on September 25, 2000, and, pursuant to the terms of a severance agreement, the Company paid him $473,540 in cash, transferred title to him of the automobile and personal computer furnished by the Company for his use, and forgave indebtedness owed by him to the Company in the amount of approximately $127,000.

     David B. Daviss was paid a base salary of $30,000 per month for services as Acting Chief Executive Officer from September 25, 2000, to March 7, 2001. His salary as Chairman of the Board was $10,000 per month for the period August 31, 2000, to September 25, 2000.

     On March 7, 2001, Christopher J. Pappas was elected as President and Chief Executive Officer of the Company. The Committee recommended a three-year employment contract for Mr. Pappas, which was approved by the Board. The contract fixes Mr. Pappas' annual base salary at $100,000 per year. Pursuant to Mr. Pappas' employment contract he was granted stock options on March 9, 2001, for 1,120,000 shares of common stock at $5.00 per share.

                           Members of the Committee:

                         Roger R. Hemminghaus, Chairman
                                Judith B. Craven
                                Harris J. Pappas
                                  Joanne Winik
                                 Jim W. Woliver

                             EXECUTIVE COMPENSATION

     The table below contains information concerning annual and long-term compensation of the current chief executive officer, all persons who served as chief executive officer of the Company during the last fiscal year, and the most highly compensated individuals who made in excess of one hundred thousand dollars and who served as executive officers during the last fiscal year (the "Named Officers"), for services rendered in all capacities for the fiscal years ended August 31, 2001, 2000, and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                                      AWARDS            PAYOUTS
                                               ANNUAL COMPENSATION            -----------------------   -------
                                      -------------------------------------                SECURITIES
                                                                 OTHER        RESTRICTED   UNDERLYING
NAME AND                     FISCAL                             ANNUAL          STOCK       OPTIONS/     LTIP        ALL OTHER
PRINCIPAL POSITION            YEAR     SALARY    BONUS(1)   COMPENSATION(2)     AWARDS      SARS(3)     PAYOUTS   COMPENSATION(4)
------------------           ------   --------   --------   ---------------   ----------   ----------   -------   ---------------
Christopher J. Pappas......   2001    $ 45,161   $     0          $0              $0       1,120,000      $0          $    0
  President and Chief         2000           0         0           0               0               0       0               0
  Executive Officer           1999           0         0           0               0               0       0               0
Harris J. Pappas...........   2001      45,161         0           0               0       1,120,000       0               0
  Chief Operating Officer     2000           0         0           0               0               0       0               0
                              1999           0         0           0               0               0       0               0
Ernest Pekmezaris..........   2001      90,323         0           0               0          25,000       0               0
  Senior Vice President       2000           0         0           0               0               0       0               0
  and Chief Financial         1999           0         0           0               0               0       0               0
  Officer
S. Darrell Wood............   2001     192,992         0           0               0          40,000       0               0
  Senior Vice President -     2000     140,417         0           0               0          10,000       0           1,942
  Head of Field Operations    1999     125,000    14,000           0               0          22,000       0           3,696
David B. Daviss(5).........   2001     180,108         0           0               0           2,000       0               0
  Former Acting Chief         2000     120,000         0           0               0           2,000       0           1,376
  Executive Officer           1999     120,000         0           0               0           5,000       0           2,521
Alan M. Davis*(6)..........   2001     197,500         0           0               0          40,000       0               0
  Former Senior Vice          2000     184,167         0           0               0          25,000       0           2,034
  President - Development     1999     177,500    27,000           0               0          42,370       0               0
Clyde C. Hays III..........   2001     205,000         0           0               0          40,000       0               0
  Area Vice President         2000     204,500         0           0               0          25,000       0           2,034
                              1999     201,000    26,000           0               0          44,800                   3,696
Barry J.C. Parker*.........   2001     499,992         0           0               0              --       0               0
  Former President and        2000     402,500         0           0               0          70,000       0           2,034
  Chief Executive Officer     1999     375,000    93,500           0               0         106,000       0           3,696

---------------
 *  These individuals are no longer employed by the Company.

(1) Reflects incentive-based cash bonuses awarded under the Company's Incentive Bonus Plan. Awards are stated as compensation in the year with respect to which the award was earned, even if actually paid in the following year.

(2) Perquisites and other personal benefits received by the executive officers are not included because the aggregate amount of such compensation does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any Named Officer.

(3) The Company has not issued any stock appreciation rights to the Named Officers.

(4) Amounts are contributions under the Profit Sharing Plan and employment signing bonuses.

(5) Mr. Daviss served as Acting Chief Executive Officer from September 2000 to March 2001.

(6) Mr. Davis served as Senior Vice President-Development through July 2001. He currently serves as a consultant to the Company pursuant to the terms of a Consulting Agreement with a term expiring July 20, 2002, and is compensated at a rate of $16,667 per month.

(7) Mr. Hays served as Senior Vice President-Operations through March 2001.

     The following table reports the grant of stock options and stock appreciation rights ("SARs") to the Named Officers during fiscal 2001. Except for the stock options granted to Messrs. Pappas, which were granted pursuant to their employment contracts with the Company, the stock options were granted under the Company's Incentive Stock Plans. The Company has not granted SARs to any of the Named Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                           % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF     OPTIONS/SARS                                 ASSUMED ANNUAL RATES OF
                            SECURITIES     GRANTED TO                                STOCK PRICE APPRECIATION FOR
                            UNDERLYING    EMPLOYEES IN   EXERCISE OR                        OPTION TERM(3)
                           OPTIONS/SARS      FISCAL      BASE PRICE    EXPIRATION   ------------------------------
NAME                        GRANTED(1)      YEAR(2)        ($/SH)         DATE           5%              10%
----                       ------------   ------------   -----------   ----------   -------------   --------------
Christopher J. Pappas....   1,120,000        38.10%        $5.0000        3/9/11     $7,790,817      $15,722,638
Harris J. Pappas.........   1,120,000        38.10%         5.0000        3/9/11      7,790,817       15,722,638
Ernest Pekmezaris........      25,000          .85%         8.6400       5/15/07         73,422          166,557
S. Darrell Wood..........      40,000         1.36%         5.4375      10/18/06         73,932          167,714
David B. Daviss..........       2,000          .07%         6.0000       1/12/11          7,547           19,125
Alan M. Davis............      40,000         1.36%         5.4375      10/18/06         73,932          167,714
Clyde C. Hays III........      40,000         1.36%         5.4375      10/18/06         73,932          167,714
Barry J.C. Parker........           0            0%              0            --              0                0

---------------

(1) Except for the stock options granted to Messrs. Pappas, which were granted pursuant to their employment contracts with the Company, the stock options were granted at fair market value of the common stock on the date of grant and may not be exercised during the first 12 months following the date of grant.

(2) Based upon a total of 2,940,000 options granted to employees in fiscal 2001.

(3) The dollar amounts in these columns are the result of calculations, which assumes that the market price of the common stock appreciates at the 5% and 10% annualized rates set by the Securities and Exchange Commission and should not be considered as a forecast of future stock prices.

     The table below reports exercises of stock options and SARs by the Named Officers during fiscal 2001 and the value of their unexercised stock options and SARs as of August 31, 2001. Except for the stock options granted to Messrs. Pappas, which were granted pursuant to their employment contracts with the Company, the stock options were granted under the Company's Incentive Stock Plans. The Company has not granted SARs to any of the Named Officers.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                          VALUE OF UNEXERCISED
                                                              NUMBER OF SECURITIES            IN-THE-MONEY
                                                             UNDERLYING UNEXERCISED           OPTIONS/SARS
                               SHARES ACQUIRED    VALUE      OPTIONS/SARS AT FY-END           AT FY-END(1)
NAME                             ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                           ---------------   --------   -------------------------   -------------------------
Christopher J. Pappas........         0             $0           280,000/840,000          $1,058,400/$3,175,200
Harris J. Pappas.............         0              0           280,000/840,000            1,058,400/3,175,200
Ernest Pekmezaris............         0              0                  0/25,000                        0/3,500
S. Darrell Wood..............         0              0             15,251/61,749                      0/133,700
David B. Daviss..............         0              0               8,666/7,000                        0/5,560
Alan M. Davis................         0              0                  43,290/0                            0/0
Clyde C. Hays III............         0              0             43,450/89,450                      0/133,700
Barry J.C. Parker............         0              0                  92,500/0                            0/0

---------------

(1) The value of unexercised options is based on a price of $8.78 per common share at August 31, 2001.

                             DEFERRED COMPENSATION

     The Company has a Supplemental Executive Retirement Plan which is designed to provide benefits for selected officers at normal retirement age with 25 years of service equal to 50% of their final average compensation offset by Social Security, profit sharing benefits, and deferred compensation. Some of the officers designated to participate in the plan have retired and are receiving benefits under the plan. Accrued benefits of all actively employed participants become fully vested upon termination of the plan or a change in control (as defined in the plan). The plan is unfunded, and the Company is obligated to make benefit payments solely on a current disbursement basis.

     The Company has a Deferred Compensation Plan for all of its highly compensated employees, effective as of June 1, 1999, which permits deferral of a portion of annual compensation. See the discussion under the caption "Deferred Compensation Plan" in the Report of the Personnel and Administrative Policy Committee.

     The following table illustrates the approximate annual pension that the Named Officers in the Summary Compensation Table would receive under the Supplemental Executive Retirement Plan if the plan remained in effect and the Named Officers retired at age 65 and elected an individual life annuity.

                               PENSION PLAN TABLE

                                                     YEARS OF SERVICE
                                             --------------------------------
FINAL AVERAGE EARNINGS                          15          20          25
----------------------                       --------    --------    --------
$150,000...................................  $ 45,000    $ 60,000    $ 75,000
 300,000...................................    90,000     120,000     150,000
 450,000...................................   135,000     180,000     225,000
 600,000...................................   180,000     240,000     300,000

     Amounts shown as "final average earnings" in this table represent the average compensation for the final five years of employment with the Company based on total salary, bonus, and LTIP payouts calculated substantially the same as shown in the Summary Compensation Table for the Named Officers. As of November 30, 2001, the only Named Officers who are currently participants under the Supplemental Executive Retirement Plan (the "SERP Plan") are Clyde C. Hays III and S. Darrell Wood, and the credited years of service under the SERP Plan for Clyde C. Hays III and S. Darrell Wood are 27 and 16, respectively. The annual benefit amounts shown above are subject to an offset by benefits payable under the profit sharing plan and Social Security. Net benefits under the plan are prorated by credited years of service less than 25; after 25 years of service, the net benefits are unchanged.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's common stock for the five fiscal years ended August 31, 2001, with the cumulative total return on the S&P SmallCap 600 Index and an industry peer group index. The peer group index is comprised of Bob Evans Farms, Inc.; Furr's Restaurant Group, Inc.; Piccadilly Cafeterias, Inc.; Ryan's Family Steak Houses, Inc.; Shoney's, Inc.; and Worldwide Restaurant Concepts (aka Sizzler International, Inc.). These companies are multiunit family restaurant operators in the mid-price range with similar stock market capitalization.

     The cumulative total shareholder return computations set forth in the performance graph assume the investment of $100 on August 31, 1996, and the reinvestment of all dividends. The returns of each company in the peer group index have been weighted according to the respective company's stock market capitalization.

                          FIVE-YEAR CUMULATIVE RETURN

                              (PERFORMANCE GRAPH)

                                              YEAR ENDED AUGUST 31,
                        1996         1997        1998        1999        2000        2001
                       -------------------------------------------------------------------
Luby's, Inc.           $100.00       86.46       69.94       64.69       28.69       46.63
S&P SmallCap 600       $100.00      134.11      114.05      141.66      181.59      182.58
Peer Group             $100.00      108.31       98.42      100.95        80.4      115.32

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Proposals of shareholders for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 Annual Meeting of Shareholders submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received in writing by the Company at its corporate office no later than August 8, 2002. Notice of a shareholder proposal submitted outside the processes of Rule 14a-8 with respect to the Company's 2003 Annual Meeting of Shareholders will be considered untimely if received by the Company after October 22, 2002.

                  DIRECTOR NOMINATIONS FOR 2003 ANNUAL MEETING

     The Company's Bylaws provide that candidates for election as directors at an Annual Meeting of Shareholders shall be nominated by the Board of Directors or by any shareholder of record entitled to vote at the meeting, provided the shareholder gives timely notice thereof. To be timely, such notice shall be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than 90 days prior to the date of the meeting of shareholders at which directors are to be elected and shall include (i) the name and address of the shareholder who intends to make the nomination; (ii) the name, age, and business address of each nominee; and (iii) such other information with respect to each nominee as would be required to be disclosed in a proxy solicitation relating to an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

                               PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The transfer agent and registrar for the Company's common stock, American Stock Transfer & Trust Company, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, shareholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor.

     The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company reimburses such persons for their reasonable expenses.

                                          By Order of the Board of Directors,

                                          Drew R. Fuller, Jr.
                                          Secretary

Dated: December 6, 2001

                                   APPENDIX A

                                  LUBY'S, INC.

                      FINANCE AND AUDIT COMMITTEE CHARTER
                              DATED JULY 26, 2001

SCOPE AND PURPOSE:

     The Finance and Audit Committee (the "committee") of the Board of Directors (the "board") of Luby's, Inc. (the "company") is formed by the board to monitor and evaluate corporate financial plans and performance and to assist the Board in monitoring (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements and (3) the independence and performance of the company's internal and external auditors. The committee shall fully report its actions and findings to the board.

     The committee shall have the authority to retain special legal, accounting or other consultants to advise the committee. The committee may request any officer or employee of the company or the company's outside counsel or external auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

FUNCTIONS:

     The duties and responsibilities of the committee will include but are not limited to the following:

FINANCIAL STATEMENTS:

     1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices.

     2. Review the annual financial statements, evaluate corporate financial performance, and provide summaries to the board.

     3. Review accounting policies and any changes therein in order to assure their propriety.

     4. Review the asset/liability valuation methods used by management. Such review should include, but not be limited to, a review of reports concerning non-producing assets, and the adequacy of reserve balances.

     5. Review the company's tax status, including the status of tax reserves and significant tax planning issues.

     6. Review legal and such regulatory and tax matters that may have a material impact on the financial statements, related compliance policies and programs, and reports received from regulators and provide a summary to the board.

     7. Review an analysis prepared by management and the external auditor of significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements.

EXTERNAL AND INTERNAL AUDITORS:

     1. Review the external and internal audit scopes and plans, and the coordination of internal and external audit efforts to ensure completeness, reduction of redundant efforts, and the effective use of audit resources.

     2. Review the proposed external audit performance fees and consider the results of the external auditor's last peer review, litigation status and disciplinary actions, if any. Provide the board with recommendations regarding the selection and engagement of external auditors.

     3. Review and evaluate external audit reports, including the matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

     4. Consider and review with management, the director of internal audit and the external auditor:

          a. Significant findings during the year and management's responses thereto.

          b. Any difficulties encountered in the course of audits, including any restrictions on the scope of work or access to required information.

          c. Any changes required in the planned scope of the internal audit plan.

          d. Internal audit compliance with the Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing (Standards).

     5. Consider and review with management, the external auditor, and the director of internal audit the adequacy of internal controls including computerized information system controls.

     6. Review management's plans for engaging the external auditor to perform non-audit advisory services during the year, to ensure the independence of the auditor is protected.

     7. Meet with the director of internal audit, the external auditor, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the committee.

     8. Review and approve any recommendation from management to discharge the external auditor or to reassign or dismiss the director of internal audit.

     9. Ensure that the external auditor submits on a periodic basis (but no less often than annually) a formal written statement delineating all relationships between the external auditor and the company or any of its affiliates. Periodically meet with the managing partner having responsibility for the company's account and, in all cases, meet with the managing partner when such responsibility passes to another partner.

     10. Actively engage in a dialogue with the external auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditor and recommend that the board take appropriate action in response to the external auditor's report to satisfy itself of the external auditor's independence.

     11. Have a clear understanding with management and the external auditor that the external auditor for the company is ultimately accountable to the board and the committee.

     12. Review the independence of the internal audit department and the ability of the department to raise issues to the appropriate level of authority, including direct access to the chief executive officer. Ensure that the internal audit function, in addition to its support of the chief financial officer and chief executive officer, is responsive to the needs of the committee and ultimately the board of directors; direct access between the board and the committee and the director of internal audit must be preserved by the committee and recognized by management.

BUSINESS RISKS:

     1. Review, analyze, and recommend for approval to the board, management's policies and plans regarding:

          a. Financial management, including but not limited to major acquisitions, investments and capital expenditures; and

          b. Business risk management, including credit risks, control risks, asset/liability management risks (such as non-producing assets), regulatory risks (such as tax exposure items), operations risks and management risks.

     2. Inquire of management, the director of internal audit, and the external auditors about other significant financial risks and exposures.

     3. Review annually the adequacy and costs of the company's insurance.

     4. At least semi-annually review all significant litigation and claims against the company that might negatively impact financial results.

CORPORATE FINANCIAL STATUS AND PERFORMANCE:

     1. Review management's financial plans, projections and forecasts and report (with appropriate recommendations) to the board of directors.

     2. Review and evaluate corporate financial performance on a periodic basis, and ensure that management provides appropriately definitive quarterly summaries to the board.

     3. Review proposed operating and capital budgets, and propose such approval actions as are appropriate to the full board.

     4. At least semi-annually review the company's balance sheet and report findings to the board.

     5. Review and approve the planned issuance of debt and equity and the repurchase of company equity.

     6. Review and approve adequacy and significant changes in the company's bank credit agreement and report such findings and actions to the board.

     7. Review plans to acquire or dispose of assets that in aggregate exceed $5,000,000 in any fiscal year or any individual assets that exceed $3,000,000.

FINANCE AND AUDIT COMMITTEE PERFORMANCE:

     1. At least annually, review, assess the adequacy of, and update the committee and Internal Audit charters.

     2. Periodically, but no less frequently than annually, review and update the committee Addendum.

     3. At least biennially, perform a self-assessment of committee performance.

SEC REPORTS:

     1. With the support of management and the external auditor, prepare the financial report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

     2. Review the periodic filings required under the rules of the Securities and Exchange Commission with management and the external auditor prior to filing.

     While the committee has the responsibilities and powers set forth in this charter, it is not the duty of the committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditor. Nor is it the duty of the committee to conduct investigations, to resolve disagreements, if any, between management and the external auditor or to assure compliance with laws and regulations and the company's Policy Guide on Standards of Conduct. It is management's responsibility to ensure that appropriate reports are made to the board.

DURATION:

     The committee shall continue in existence on a permanent basis until dissolved by the board.

CHAIR:

     The chair and the vice chair of the committee shall be appointed by the board with due consideration given to nominee(s) presented by the Executive Committee.

COMMITTEE MEMBERSHIP:

     The membership of the committee shall consist of at least three (3) directors appointed by the board of directors on consideration of nominee(s) presented by the Executive Committee, and the officers shall consist of a chair and vice chair. The members of the committee shall meet the independence and experience requirements of the New York Stock Exchange. Members of the committee shall be independent of management and free of any relationship that, in the opinion of the board, would interfere with the exercise of their independence from management and the company. In addition, all committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

MEETINGS:

     The committee shall meet at such times and shall conduct such business as is more specifically described in the attached addendum. The chief financial officer/treasurer will coordinate meetings between the committee and the external auditor and director of internal audit. However, the committee or any member of the committee has the right to contact the external auditor or the director of internal audit directly. The external auditor or director of internal audit has the right to contact the committee or any member of the committee if that should be necessary. Agendas and advance materials will be provided to the committee members at least one week in advance of meetings. Special meetings may be held as called by the chair.

     Meetings are to be attended by members of the committee, or a substitute approved by the chair of the committee, the appointed recorder, the chief financial officer/treasurer, and any guest whose attendance is approved in advance by the chair.

     The chief financial officer/treasurer will be the primary point of contact and provide administrative support to the committee.

MINUTES & REPORTS:

     The board chair in collaboration with the chair of the committee shall designate a person to record the proceedings of the committee's meetings and to distribute such record as directed by the chair. The records of the committee meetings shall be confidential, but shall be distributed to all board members, and retained as directed by the board chair for a period of at least ten years.

     The chair may authorize the creation and distribution of reports or position papers as appropriate.

EFFECTIVE DATE:

     This charter was reviewed by the committee and approved by the board on July 26, 2001, in order to govern the subsequent operation of the committee.

--------------------------------------------------------------------------------

                                      PROXY

                                  LUBY'S, INC.

                   C/O AMERICAN STOCK TRANSFER & TRUST COMPANY
                    59 MAIDEN LANE, NEW YORK, NEW YORK 10038

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert T. Herres, Ronald K. Calgaard, and Roger R. Hemminghaus, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this card, all the shares of Common Stock of Luby's, Inc. held of record by the undersigned on November 14, 2001, at the Annual Meeting of Shareholders to be held on January 11, 2002, or any adjournment thereof.


                               (SEE REVERSE SIDE)
--------------------------------------------------------------------------------

                        PLEASE DATE, SIGN, AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE.


                        ANNUAL MEETING OF SHAREHOLDERS OF
                                  LUBY'S, INC.


                                JANUARY 11, 2002




      o Please Detach and Mail in the Envelope Provided If Voting By Mail o
--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. ELECTION OF DIRECTORS                         FOR             WITHHELD
                                                 [ ]               [ ]

FOR, EXCEPT VOTE WITHHELD FROM THE
FOLLOWING NOMINEE(s):

----------------------------------

NOMINEES:  Judith B. Craven
           Arthur R. Emerson
           Frank Markantonis
           Gasper Mir, III
           Christopher J. Pappas
           Harris J. Pappas

                                                 FOR      AGAINST     ABSTAIN
2.       Proposal to approve the appointment     [ ]        [ ]         [ ]
         of Ernst & Young LLP as the
         independent public accountants of
         the corporation.

3.       In their discretion, the Proxies        [ ]        [ ]         [ ]
         are authorized to vote upon such
         other business as may properly come
         before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.





SIGNATURE_______________ DATE_______ SIGNATURE________________ DATE____________
                                              IF HELD JOINTLY

NOTE: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------